Exhibit 3.3

BY-LAWS

OF

YODLE, INC.

(a Delaware corporation)

ARTICLE I

Provisions of Law

These By-Laws shall be subject to such provisions of the statutory and common laws of the State of Delaware as may be applicable to corporations organized under the laws of the State of Delaware. Subsequent references herein to provisions of law shall be deemed to be references to the aforesaid provisions of law. All references in these By-Laws to such provisions of law shall be construed to refer to such provisions as from time to time amended.

ARTICLE II

Certificate of Incorporation

These By-Laws shall be subject to the Certificate of Incorporation of the Company. All references in these By-Laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Company as from time to time amended.

ARTICLE III

Stockholders

1. Annual Meeting: An annual meeting of stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting. The Company shalt not be required to hold an annual meeting of stockholders, provided that (i) the stockholders are permitted to act by written consent under the Company’s Certificate of Incorporation and these By-Laws, (ii) the stockholders take action by written consent to elect directors and (iii) the stockholders unanimously consent to such action or, if such consent is less than unanimous, all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

2. Special Meetings: Unless otherwise required by law or the Certificate of Incorporation, a special meeting of the stockholders may be called for any purpose or purposes by the Chairman of the Board, Chief Executive Officer or President (in the absence of the Chief Executive Officer), or by any two (2) Directors. Upon written request of one or more stockholders who own at least twenty-five percent (25%) of the capital stock issued and outstanding and entitled to vote at the meeting, a special meeting shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal to act of the Secretary, by any other officer. Such request shall state the purpose or purposes of the proposed meeting.

3. Place of Meeting: All meetings of the stockholders, annual or special, shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the officer calling the meeting or if not so designated, at the registered office of the Company.

4. Notice of Meetings: Except as otherwise provided by law, notice of every meeting of stockholders, annual or special, shall be given by the person or persons calling the meeting or by any officer of the Company acting at his or their direction not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder, who by law, by the Certificate of Incorporation or by these By-Laws, is entitled to vote at or notice of such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. The notices of meetings shall state the place, if any, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware. No notice of any adjourned meeting shall be required if (a) the time and place thereof are announced at the meeting at which the adjournment is taken, (b) the adjournment is for less than thirty (30) days, and (c) no new record date is fixed for the adjourned meeting.

5. Waivers of Notice: Whenever notice is required to be given to any stockholder by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

6. Voting List: The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

7. Quorum: Except as may be otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws, the holders of a majority of all stock issued and outstanding and entitled to vote at a meeting (or if there shall be more than one (1) class or series of stock issued and outstanding and entitled to vote separately at such meeting, and a separate vote by class or series shall be required by law, by the Certificate of Incorporation or by these By-Laws, then a majority of each such class or series) present in person or represented by proxy, shall constitute a quorum. The holders of a majority in interest of all stock issued and outstanding, entitled to vote and present in person or represented by proxy at any meeting of stockholders, including any adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called, provided a quorum shall be in attendance at such adjourned meeting.

8. Voting and Proxies: Unless otherwise provided by the Certificate of Incorporation, each stockholder shall have one (1) vote for each share of stock and a proportionate vote for each fractional share of stock entitled to vote, held by him of record according to the records of the Company. Stockholders may vote either in person or by written proxy dated not more than three (3) years before such vote, unless the proxy provides for a longer period. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by one (1) of them unless at or prior to the exercise of the proxy, the Company receives a specific written notice to the contrary from any one (1) of them. A proxy purporting to have been executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation.

9. Required Vote: If a quorum is present, then, except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote shall decide any such election or other matter to be voted upon by the stockholders.

10. Conduct of Meetings: Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Company as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxy holders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such, rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

11. Action Without Meeting: Unless otherwise required in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Any electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Company can determine (A) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (B) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission. The date on which an electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Company or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. For purposes of this section “electronic transmission” includes telegram, cablegram or other form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

11. Record Date: For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Directors is necessary, shall be the day on which the first written consent is expressed;

(c) The record date for determining stockholders for any purpose other than those specified in Sections 11(a) and 11(b) shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 11 such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

ARTICLE IV

Directors

1. Powers: The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Company and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

2. Number; Qualification; Term of Office: The Board of Directors shall consist of one or more members. The total number of Directors shall be fixed initially by the incorporators and may thereafter be changed from time to time by action of the stockholders or the Directors. Directors need not be stockholders. Each Director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

3. Election of Directors: The Board of Directors shall be elected at the annual meeting, or in lieu thereof at any special meeting, of stockholders in the manner prescribed by law, by the Certificate of Incorporation and by these By-Laws.

4. Newly Created Directorships and Vacancies: Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders by a majority of the stock present or represented by proxy at a special meeting of stockholders called for that purpose. A Director elected to fill a vacancy shall be elected to hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise required by law or these By-Laws, may exercise the power of the full Board of Directors until the vacancy is filled.

5. Resignations and Removal of Directors: Any Director may resign at any time by written notice to the Company. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any Director may be removed from office with or without cause by the stockholders upon the vote of the holders of a majority of stock then issued and outstanding and entitled to vote thereon or in such manner as may be provided in the Certificate of Incorporation.

6. Regular Meetings: Regular meetings of the Board of Directors may be held without notice at such times and places as the Directors may determine from time to time; provided that any Director who is absent when such a determination is made shall be given prompt notice of such determination. The first meeting of the Board of Directors following the annual meeting of the stockholders may be held without notice immediately after and at the same place as the animal meeting of the stockholders or the special meeting held in lieu thereof.

7. Special Meetings and Notice: Special meetings of the Board of Directors may be called at any time by the Chairman, Chief Executive Officer or President (in the absence of the Chief Executive Officer), Secretary or by any two (2) Directors. Notice of a special meeting shall be given by the Secretary, an Assistant Secretary or the person calling the meeting to each Director in person, or by telephone, telecopy or electronic mail, or other equivalent electronic media sent to his last known business or home address or email address, at least forty-eight (48) hours in advance of the meeting, or by written notice delivered to his business or home address at least two (2) business days in advance of the meeting. Notice of a meeting need not be given to any Director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Any notice given hereunder shall state the place, date and hour of the meeting, but need not specify the purposes of the meeting except that if an amendment to these By-Laws or any matter referred to in Article VII or Paragraphs 5 and 6 of Article VIII of these By-Laws shall be a purpose of the meeting, the same shall be so stated in the notice.

8. Quorum; Voting and Adjournments: Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, a majority of the total number of Directors then in office shall constitute a quorum at any meeting of the. Directors, and the act of a majority of the Directors present at a meeting at which a quorum shall be present shall be the act of the Board of Directors. Any meeting of Directors may be adjourned to any other time and place as a majority of those Directors present at such meeting and voting shall determine whether or not a quorum of Directors shall be present.

9. Action Without Meeting: Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting, if all Directors then in office consent to such action by written consent or electronic transmission(s) and such written consents and electronic transmissions are filed with the records of the meetings of the Directors. Such consent or electronic transmission(s) shall be treated as a vote for all purposes,

10. Telephonic Meetings: Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the ease may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

11. Committees: The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Company and which shall have and may exercise, except as may be otherwise limited by law, such powers and authority, including those possessed by the Board of Directors itself, as shall be conferred or authorized by the resolutions appointing it. The Board of Directors shall have the power at any time to discharge, change the membership of, fill vacancies in, or designate one or more directors as alternate members of any such committee. Written minutes of all proceedings of any such committee shall be kept and made available to each Director, at his request. Except as the Board of Directors may otherwise determine, a majority of the Directors then constituting the membership of any such committee shall constitute a quorum for the transaction of business, except that when a committee shall have only one (1) Director, then one (1) Director shall constitute a quorum. When a quorum is present at any meeting of any such committee, a majority of those present and voting shall be requisite and sufficient to effect any action, or to decide any question or measure presented to the meeting, unless a larger vote shall be required by law or by other provisions of these By-Laws or by the Board of Directors.

Notice shall be provided to each committee member in accordance with Section 7 of this Article, as if such committee meeting were a special meeting of the Directors.

In the event of the absence or disqualification of any member of any committee designated by the Board of Directors, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

ARTICLE V

Officers

1. Officers: The officers of the Company shall be elected by the Board of Directors and shall consist of a President, a Treasurer, a Secretary and such other officers, including without limitation a Chairman of the Board of Directors, a Chief Executive

Officer, and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Directors may from time to time determine. Such other officers shall have such duties and powers as shall be designated from time to time by the Board of Directors or the chief executive officer, and they shall be responsible to and shall report to the chief executive officer or to such other officer as the chief executive officer or the Board of Directors shall designate. If authorized by resolution of the Board of Directors, the Chief Executive Officer may be empowered to appoint from time to time Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

2. Tenure: Each officer of the Company shall hold office until his successor is elected and qualified, unless a different term is specified in the vote electing or appointing him, or until his earlier death, resignation or removal.

3. Removal: The Directors may remove any officer elected or appointed by them with or without cause upon the vote of the Directors then in office.

4. Resignation: Any officer may resign at any time by delivering his written resignation to the Company at its principal office or to the chief executive officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Vacancies: Vacancies in any office may be filled by the Directors.

6. Certain Duties and Powers: The officers designated below, subject at all times to modification by and to the direction and control of the Directors, shall have and may exercise the respective duties and powers set forth below:

A. The Chairman of the Board of Directors: The Chairman of the Board of Directors, if there be one, shall, when present, preside at all meetings of the Directors.

B. President: The President shall be the chief executive officer of the Company and shall have general supervision and control of its business. Unless otherwise provided by the Directors, the President shall preside, when present, at all meetings of stockholders, and, if a director, at all meetings of Directors unless there be a Chairman of the Board of Directors who is present at the meeting. Unless otherwise directed by the Board of Directors, the President or any other person authorized by the Board of Directors or the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

C. Treasurer: The Treasurer shall be the chief financial officer of the Company and shall have general charge of the financial affairs of the Company and shall keep or cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the Company.

D. Secretary: The Secretary shall keep a true record of the proceedings of all meetings of the stockholders and Directors of the Company. In the absence of the Secretary from any such meeting, an Assistant Secretary, if there be one, otherwise a temporary Secretary shall be chosen by the person presiding at the meeting, and he shall so record the proceedings thereof. Unless a transfer agent is appointed, the Secretary shall also keep or cause to be kept the stock transfer books of the Company.

In addition, except as otherwise required by law, these By-Laws or the Certificate of Incorporation, and subject to modification by and to the direction and control of the Board of Directors, each officer shall have in addition to the above duties and powers, such duties and powers as are customarily incident to his office.

ARTICLE VI

Capital Stock

1. Certificates of Stock: Unless the Directors provide by resolution or resolutions that some or all of any or all classes or series of the Company’s stock shall be uncertificated shares, the shares of the Company shall be represented by certificates. Any such resolution shall not apply to shares represented by a certificate unless such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to one or more certificates signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect, as if he were such officer, transfer agent or registrar at the date of issue.

2. Legends: Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-Laws or any agreement among any stockholders or among any such stockholders and the Company shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (a) the full text of the restriction or (b) a statement of the existence of such restriction and a statement that the Company will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued for shares of stock at a time when the Company is authorized to issue more than one class or series of stock shall set forth on the face or back of the certificate either (x) the full text or a summary of the powers, designations, preferences, arid relative, participating, optional or other special rights of the shares of each class and series, if any, authorized to be issued, or (y) a statement of the existence of such powers, designations, preferences and relative, participating, optional or other special rights and a statement that the Company will furnish a copy thereof to the holder of such certificate upon written request and without charge.

In the event the Directors have authorized uncertificated stock, within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owners thereof a written notice containing the information required to be set forth or stated on certificates pursuant to law and these By-Laws, or with respect to uncertificated stock issued at a time when the Company is authorized to issue more than one class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

3. Transfers: The Directors may appoint a transfer agent and a registrar of transfers or either and require all stock certificates to bear their signatures. Transfers of shares of capital stock of the Company shall be made only on the books of the Company by the registered holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the Company or a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed. The Directors may make such additional rules and regulations not inconsistent with law, with the Certificate of Incorporation or with these By-Laws as it deems expedient relative to the issue, transfer and registration of stock certificates.

4. Pledges: Transferees of stock of the Company transferred as collateral security shall be entitled to a new certificate therefor if the instrument of transfer substantially describes the debt or duty which is intended to be secured thereby. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer and on the face of any new certificate issued therefor if, when the certificates are presented to the Company for transfer or uncertificated shares are requested to be transferred, both the transferor and the transferee request the Company to do so.

5. Replacement of Certificates: In case of the alleged loss, destruction or mutilation of a certificate of stock issued by the Company, a duplicate certificate may be issued in place thereof; upon such terms as the Directors may prescribe.

ARTICLE VII

Indemnification

1. Right to Indemnification of Employees and Agents. The Company may indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Company or, while an employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VII, the Company shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2. Prepayment of Expenses of Employees and Agents. The Company may pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article VII or otherwise.

3. Claims by Employees and Agents. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Company, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

5. Other Indemnification. The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person has actually collected as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

6. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Company’s expense insurance: (a) to indemnify the Company for any obligation which it incurs as a result of the indemnification of employees and agents under the provisions of this Article VII; and (b) to indemnify or insure employees and agents against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article VII.

7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE VIII

Miscellaneous Provisions

1. Fiscal Year: The fiscal year of the Company shall be determined, and may be changed, by the Board of Directors.

2. Seal: The seal of the Company shall, subject to alteration by the Directors, bear its name, the word “Delaware,” and the year of its incorporation.

3. Execution of Instruments: Except as otherwise authorized by the Board of Directors, all deeds, mortgages, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations authorized to be executed by an officer of the Company in its behalf shall be signed by the Chairman of the Board, the President, any Vice President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

4. Voting of Securities: Except as the Directors may otherwise designate, the Chairman or the President may waive notice of, and act, or appoint any other person or persons to waive notice of or act, as proxy or attorney in fact for this Company (with or without power of substitution) at any meeting of stockholders or shareholders of any other Company or organization, the securities of which may be held by this Company; and may as such proxy or attorney for this Company (with or without power of substitution), consent to, and sign in writing, any action in lieu of any such meeting.

5. Amendments: These By-Laws may be altered, amended or repealed by the stockholders or, if so authorized by the Certificate of Incorporation, by the Directors, at any meeting of the stockholders or of the Directors; provided, however, that notice of the substance of any such alteration, amendment or repeal be contained in the notice of such meeting.

6. Ratification: Any transaction may be ratified by the Board of Directors or by the stockholders; and if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Company and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction,

7. Reliance on Records: Each officer, Director or member of any committee designated by the Board of Directors in the manner hereinbefore provided shall in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the Company.